EXHIBIT 23.2

                           INDEPENDENT AUDITORS' CONSENT


  The Board of Directors
  Heartland Wireless Communications, Inc.:

  We consent to (a) the incorporation by reference herein of our reports dated March 8, 1996, on the consolidated balance sheets of Heartland Wireless Communications, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports are included in the December 31, 1995 annual report on Form 10-K of Heartland Wireless Communications, Inc. and (b) the reference to our firm under the heading "Experts" in the prospectus.

  Our report relating to the consolidated financial statements of Heartland Wireless Communications, Inc. refers to a change in 1995 in the method of accounting for direct costs and installation fees related to subscriber installations.



                                     /S/ KPMG Peat Marwick LLP
                                     -------------------------
                                     KPMG Peat Marwick LLP


  Dallas, Texas
  September 23, 1996